Exhibit 99

FOR RELEASE 6:00 AM ET, April 25, 2013

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS FIRST QUARTER 2013 RESULTS

Q1 2013 Diluted EPS $0.19 compared to $0.18 in Q1 2012

MOOREFIELD, WV – April 25, 2013 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported first quarter 2013 net income applicable to common shares of $1.60 million, or $0.19 per diluted share, compared to $1.50 million, or $0.18 per diluted share, for the first quarter of 2012. Q1 2013 earnings compared to Q1 2012 were positively impacted by a $1.5 million decrease in combined provision for loan losses and write downs of foreclosed properties, which was partially negated by $1.1 million reduction in realized securities gains.

Excluding from first quarter 2013 nonrecurring items (on a pre-tax basis) consisting of realized securities gains of $42,000, losses on sales of assets of $40,000, charges for other-than-temporary impairment (“OTTI”) of securities of $54,000 and write-downs of foreclosed properties of $929,000, pro forma first quarter 2013 earnings were approximately $2.21 million, or $0.26 per diluted share.  Excluding from first quarter 2012 nonrecurring realized securities gains of $1.2 million, losses on sales of assets of $77,000, OTTI of securities of $229,000, and write-downs of foreclosed properties of $1.9 million, pro forma earnings of $2.17 million would have resulted, or $0.25 per diluted share.

Highlights for Q1 2013 include:

•	Achieved eighth consecutive quarter of positive quarterly earnings.

•	Nonperforming assets declined for the fifth consecutive quarter, reaching its lowest level since Q1 2011.

•	Net interest margin increased 4 basis points quarter over quarter and 3 basis points compared to Q1 2012.

•	Achieved $7.7 million of net growth in gross loans.

•	Recorded charges of $929,000 and $54,000, respectively, to write-down foreclosed properties and to recognize OTTI of securities, compared to $1.91 million and $229,000, respectively, in Q1 2012.

•	Noninterest expenses remained well-controlled, increasing less than 1% compared to Q1 2012.

•	Summit’s leverage capital ratio is at its highest level in seven years and its total risk-based capital ratio is at highest level in thirteen years.

H. Charles Maddy III, President and Chief Executive Officer of Summit, commented, “Our continued progress towards:  achieving improved earnings performance, reducing our portfolio of problem assets, and strengthening our capital levels proceeds as planned. Reducing our portfolio of problem assets remains top priority, and we are very pleased to have reduced nonperforming assets in each of the five most recent quarters.  While our disposal of foreclosed properties is still not at the pace we would like, we are encouraged to observe improvement in local real estate market conditions during the quarter just ended.  We anticipate earnings may continue to fluctuate from quarter-to-quarter in the near term as our foreclosed properties are re-appraised and written-down to estimated fair values on an ongoing basis.”

Results from Operations

Total revenue for first quarter 2013, consisting of net interest income and noninterest income, was $11.5 million compared to $11.7 million for the first quarter 2012. Total revenue excluding nonrecurring items (as enumerated above) was $12.5 million for first quarter 2013 compared to $12.8 million in the prior-year quarter.

For the first quarter of 2013, net interest income was $9.8 million, a decrease of 2.6 percent from the $10.0 million reported in the prior-year first quarter and decreased $138,000 compared to the linked quarter, reflecting reduced volumes of interest earning assets. The net interest margin for first quarter 2013 was 3.23 percent compared to 3.20 percent for the year-ago quarter, and 3.19 percent for the linked quarter, principally as result of maturing wholesale funds reissued at substantially lower rates which more than offset reductions in the yields on loans and securities.

Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary and service fee income from community banking activities, for first quarter 2013 was $1.78 million compared to $1.70 million for the comparable period of 2012. Excluding nonrecurring items (as enumerated above), noninterest income was $2.76 million for first quarter 2013, compared to $2.76 million reported for first quarter 2012.

The provision for loan losses was $1.5 million for the first quarter of 2013 compared to $2.5 million for the linked quarter and $2.0 million for the year-ago quarter.

Noninterest expense continues to be well-controlled. Total noninterest expense increased 0.7% to $7.59 million compared to $7.54 million for the prior-year first quarter.  Our cost-saving initiatives continue and their impact remains beneficial.

Balance Sheet

At March 31, 2013, total assets were $1.39 billion, an increase of $3.1 million, or 0.2 percent since December 31, 2012. Total loans, net of unearned fees and allowance for loan losses, were $945.7 million at March 31, 2013, up $8.6 million, or 0.9 percent, from the $937.2 million reported at year-end 2012.

Commercial loans increased $1.0 million or 1.2 percent and commercial real estate (“CRE”) increased $10.1 million, or 2.3 percent. All other loan categories declined since year-end 2012. Residential real estate declined $965,000, or 0.3 percent, while construction and development (“C&D”) loans declined $1.0 million, or 1.3 percent.

At March 31, 2013, deposits were $1.07 billion, an increase of $39.2 million, or 3.8 percent, since year end 2012. During first quarter 2013, savings and time deposits grew by $4.5 million and $36.5 million, respectively, or 2.4 percent and 6.5 percent, respectively. Long-term borrowings and subordinated debentures declined by 16.6 percent since year end 2012, as the Company paid down $39.7 million in maturing borrowings, which was funded by issuance of long-term time deposits.

Asset Quality

As of March 31, 2013, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $90.9 million, or 6.54 percent of assets. This compares to $94.0 million, or 6.77 percent of assets at the linked quarter, and $108.6 million, or 7.52 percent of assets, at first quarter 2012.

First quarter 2013 net loan charge-offs were $2.4 million, or 0.99 percent of average loans annualized; while adding $1.5 million to its allowance for loan losses. The allowance for loan losses stood at $17.0 million, or 1.77 percent of total loans at March 31, 2013, compared to 1.88 percent at year-end 2012.

Capital Adequacy

 Shareholders’ equity was $110.0 million as of March 31, 2013 compared to $108.6 million December 31, 2012.

Summit's depository institution, Summit Community Bank, Inc. (the “Bank”), remains well in excess of regulatory requirements for a "well capitalized" institution at March 31, 2013. The Bank’s total risk-based capital ratio improved to 15.2 percent at March 31, 2013 compared to 15.0 percent at December 31, 2012, while its Tier 1 leverage capital ratio improved to 10.0 from the 9.8 percent reported at December 31, 2012. Total common shares outstanding as of March 31, 2013 were 7,437,472.

About the Company

Summit Financial Group, Inc. is a $1.39 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and South Central regions of West Virginia and the Northern and Shenandoah Valley regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates fifteen banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted GAAP performance measures to exclude the effects of realized and unrealized securities gains and losses, gains/losses on sales of assets, and write-downs of foreclosed properties to estimated fair value included in its Statements of Income.  Management deems believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2013 vs Q1 2012

	For the Quarter Ended		Percent
Dollars in thousands	3/31/2013	3/31/2012	Change
Condensed Statements of Income
Interest income
Loans, including fees	$12,904	$14,365	-10.2%
Securities	1,664	2,421	-31.3%
Other	1	11	-90.9%
Total interest income	14,569	16,797	-13.3%
Interest expense
Deposits	2,768	3,713	-25.5%
Borrowings	2,043	3,066	-33.4%
Total interest expense	4,811	6,779	-29.0%
Net interest income	9,758	10,018	-2.6%
Provision for loan losses	1,500	2,001	-25.0%
Net interest income after provision
for loan losses	8,258	8,017	3.0%

Noninterest income
Insurance commissions	1,184	1,158	2.2%
Service fees related to deposit accounts	1,012	1,014	-0.2%
Realized securities gains	42	1,165	-96.4%
Gain (loss) on sale of assets	(40)	(77)	-48.1%
Other-than-temporary impairment of securities	(54)	(229)	-76.4%
Write-downs of foreclosed properties	(929)	(1,912)	-51.4%
Other income	564	584	-3.4%
Total noninterest income	1,779	1,703	4.5%
Noninterest expense
Salaries and employee benefits	4,117	3,901	5.5%
Net occupancy expense	457	479	-4.6%
Equipment expense	598	594	0.7%
Professional fees	251	304	-17.4%
FDIC premiums	540	522	3.4%
Foreclosed properties expense	279	374	-25.4%
Other expenses	1,351	1,365	-1.0%
Total noninterest expense	7,593	7,539	0.7%
Income before income taxes	2,444	2,181	12.1%
Income taxes	651	483	34.8%
Net income	1,793	1,698	5.6%
Preferred stock dividends	194	194	0.0%

Net income applicable to common shares	$1,599	$1,504	6.3%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q1 2013 vs Q1 2012

	For the Quarter Ended		Percent
	3/31/2013	3/31/2012	Change
Per Share Data
Earnings per common share
Basic	$0.22	$0.20	10.0%
Diluted	$0.19	$0.18	5.6%

Average shares outstanding
Basic	7,432,254	7,425,472	0.1%
Diluted	9,613,886	9,600,017	0.1%

Performance Ratios
Return on average equity (A)	6.55%	6.49%	0.9%
Return on average assets	0.52%	0.47%	10.6%
Net interest margin	3.23%	3.20%	0.9%
Efficiency ratio (B)	56.00%	53.71%	4.3%

                                      NOTE (A) – Net income divided by total shareholders’ equity.

                                      NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Condensed Statements of Income
Interest income
Loans, including fees	$12,904	$13,512	$13,648	$14,041	$14,365
Securities	1,664	1,703	1,934	2,225	2,421
Other	1	5	7	12	11
Total interest income	14,569	15,220	15,589	16,278	16,797
Interest expense
Deposits	2,768	3,017	3,067	3,360	3,713
Borrowings	2,043	2,307	2,587	2,947	3,066
Total interest expense	4,811	5,324	5,654	6,307	6,779
Net interest income	9,758	9,896	9,935	9,971	10,018
Provision for loan losses	1,500	2,498	2,000	2,001	2,001
Net interest income after provision
for loan losses	8,258	7,398	7,935	7,970	8,017

Noninterest income
Insurance commissions	1,184	1,082	1,052	1,141	1,158
Service fees related to deposit accounts	1,012	1,092	1,074	1,075	1,014
Gain (loss) on sale of assets	42	(94)	16	(523)	(77)
Realized securities gains (losses)	(40)	103	760	320	1,165
Other-than-temporary impairment of securities	(54)	(76)	(39)	(106)	(229)
Write-downs of foreclosed properties	(929)	(748)	(2,571)	(1,631)	(1,912)
Other income	564	644	514	552	584
Total noninterest income	1,779	2,003	806	828	1,703
Noninterest expense
Salaries and employee benefits	4,117	3,799	3,940	3,892	3,901
Net occupancy expense	457	495	476	490	479
Equipment expense	598	576	576	603	594
Professional fees	251	314	289	242	316
FDIC premiums	540	535	510	500	522
Foreclosed properties expense	279	269	356	233	362
Other expenses	1,351	1,434	1,325	1,335	1,365
Total noninterest expense	7,593	7,422	7,472	7,295	7,539
Income before income taxes	2,444	1,979	1,269	1,503	2,181
Income taxes	651	(126)	272	590	483
Net income	1,793	2,105	997	913	1,698
Preferred stock dividends	194	194	194	194	194
Net income applicable to common shares	$1,599	$1,911	$803	$719	$1,504

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Per Share Data
Earnings per common share
Basic	$0.22	$0.26	$0.11	$0.10	$0.20
Diluted	$0.19	$0.22	$0.10	$0.09	$0.18

Average shares outstanding
Basic	7,432,254	7,425,472	7,425,472	7,425,472	7,425,472
Diluted	9,613,886	9,601,435	9,601,278	8,927,802	9,600,017

Performance Ratios
Return on average equity (A)	6.55%	7.76%	3.71%	3.44%	6.49%
Return on average assets	0.52%	0.60%	0.28%	0.25%	0.47%
Net interest margin	3.23%	3.19%	3.17%	3.20%	3.20%
Efficiency ratio (B)	56.00%	54.00%	54.37%	53.13%	53.71%

       NOTE (A) – Net income divided by average total shareholders’ equity.

                               NOTE (B) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Assets
Cash and due from banks	$3,906	$3,833	$3,752	$4,266	$4,059
Interest bearing deposits other banks	7,915	10,969	13,441	14,288	26,855
Securities	283,054	281,539	291,992	289,151	292,002
Loans, net	945,741	937,168	940,933	948,294	957,797
Property held for sale	54,625	56,172	56,033	60,069	61,584
Premises and equipment, net	21,023	21,129	21,265	21,470	21,756
Intangible assets	8,212	8,300	8,387	8,475	8,563
Cash surrender value of life insurance policies	29,791	29,553	30,065	29,808	29,559
Other assets	35,931	38,441	38,218	40,620	42,190
Total assets	$1,390,198	$1,387,104	$1,404,086	$1,416,441	$1,444,365

Liabilities and Shareholders' Equity
Deposits	$1,066,318	$1,027,125	$1,027,307	$1,001,669	$1,011,139
Short-term borrowings	5,960	3,958	20,957	10,957	15,956
Long-term borrowings and
subordinated debentures	199,977	239,657	240,133	290,024	303,510
Other liabilities	7,928	7,809	8,361	8,084	9,361
Shareholders' equity	110,015	108,555	107,328	105,707	104,399
Total liabilities and shareholders' equity	$1,390,198	$1,387,104	$1,404,086	$1,416,441	$1,444,365

Book value per common share (A)	$11.45	$11.31	$11.20	$11.01	$10.87
Tangible book value per common share (A)	$10.60	$10.44	$10.33	$10.13	$9.98
Tangible equity / Tangible assets	7.4%	7.3%	7.1%	6.9%	6.7%

NOTE (A) – Assumes conversion of convertible preferred stock

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Summit Financial Group, Inc.
Total Risk Based Capital	14.1%	14.0%	13.8%	13.6%	13.3%
Tier 1 Risk Based Capital	11.8%	11.6%	11.3%	11.1%	10.8%
Tier 1 Leverage Ratio	8.4%	8.3%	8.0%	7.9%	7.8%

Summit Community Bank, Inc.
Total Risk Based Capital	15.2%	15.0%	14.6%	14.3%	14.0%
Tier 1 Risk Based Capital	13.9%	13.7%	13.3%	13.1%	12.7%
Tier 1 Leverage Ratio	10.0%	9.8%	9.5%	9.3%	9.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Commercial	$86,877	$85,829	$88,997	$92,060	$99,386
Commercial real estate
Owner occupied	151,942	154,252	150,090	152,347	153,528
Non-owner occupied	288,475	276,082	279,132	280,891	275,727
Construction and development
Land and development	76,277	79,335	82,857	84,383	88,212
Construction	5,782	3,772	2,087	1,793	2,148
Residential real estate
Non-jumbo	213,965	216,714	215,584	217,321	219,485
Jumbo	62,849	61,567	62,748	61,962	62,836
Home equity	53,765	53,263	53,455	51,692	50,884
Consumer	19,638	20,586	21,290	21,212	21,573
Other	3,191	3,701	2,513	2,523	2,540
Total loans, net of unearned fees	962,761	955,101	958,753	966,184	976,319
Less allowance for loan losses	17,020	17,933	17,820	17,890	18,522
Loans, net	$945,741	$937,168	$940,933	$948,294	$957,797

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Non interest bearing checking	$93,125	$100,592	$96,764	$96,172	$87,916
Interest bearing checking	181,327	175,706	177,236	164,867	172,506
Savings	197,587	193,039	197,610	204,509	212,402
Time deposits	594,279	557,788	555,697	536,121	538,315
Total deposits	$1,066,318	$1,027,125	$1,027,307	$1,001,669	$1,011,139

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information

	For the Quarter Ended
Dollars in thousands	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Gross loan charge-offs	$2,497	$2,545	$2,142	$2,790	$1,340
Gross loan recoveries	(84)	(160)	(73)	(156)	(149)
Net loan charge-offs	$2,413	$2,385	$2,069	$2,634	$1,191

Net loan charge-offs to average loans (annualized)	1.00%	0.99%	0.86%	1.08%	0.49%
Allowance for loan losses	$17,020	$17,933	$17,820	$17,890	$18,523
Allowance for loan losses as a percentage
of period end loans	1.77%	1.88%	1.86%	1.85%	1.89%
Nonperforming assets:
Nonperforming loans
Commercial	$4,763	$5,002	$5,343	$6,476	$2,477
Commercial real estate	1,525	2,556	2,803	3,536	4,282
Commercial construction and development	-	-	428	662	799
Residential construction and development	13,076	13,641	16,333	16,735	21,375
Residential real estate	16,869	16,522	18,809	18,550	17,754
Consumer	72	55	88	78	81
Total nonperforming loans	36,305	37,776	43,804	46,037	46,768
Foreclosed properties
Commercial	-	-	-	-	-
Commercial real estate	11,779	11,835	11,802	12,029	14,703
Commercial construction and development	16,670	17,597	17,683	18,632	17,377
Residential construction and development	21,929	23,074	23,769	26,014	25,724
Residential real estate	4,247	3,666	2,779	3,393	3,780
Total foreclosed properties	54,625	56,172	56,033	60,068	61,584
Other repossessed assets	19	6	-	-	266
Total nonperforming assets	$90,949	$93,954	$99,837	$106,105	$108,618

Nonperforming loans to period end loans	3.77%	3.96%	4.57%	4.76%	4.79%
Nonperforming assets to period end assets	6.54%	6.77%	7.11%	7.49%	7.52%

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012

Commercial	$27	$180	$874	$300	$689
Commercial real estate	2,161	437	1,264	1,787	2,776
Construction and development	64	-	56	293	518
Residential real estate	4,522	6,170	4,346	5,763	5,509
Consumer	277	326	313	408	242
Total	$7,051	$7,113	$6,853	$8,551	$9,734

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q1 2013 vs Q1 2012

	Q1 2013			Q1 2012
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$960,509	$12,833	5.42%	$973,862	$14,279	5.90%
Tax-exempt	5,965	106	7.21%	7,248	130	7.21%
Securities
Taxable	216,306	1,030	1.93%	234,973	1,699	2.91%
Tax-exempt	79,147	961	4.92%	71,559	1,092	6.14%
Interest bearing deposits other banks
and Federal funds sold	7,510	1	0.05%	24,882	11	0.18%
Total interest earning assets	1,269,437	14,931	4.77%	1,312,524	17,211	5.27%

Noninterest earning assets
Cash & due from banks	4,240			4,073
Premises & equipment	21,101			21,978
Other assets	114,701			122,188
Allowance for loan losses	(17,572)			(18,251)
Total assets	$1,391,907			$1,442,512

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$174,724	$70	0.16%	$160,147	$82	0.21%
Savings deposits	195,556	309	0.64%	211,783	381	0.72%
Time deposits	574,545	2,388	1.69%	550,689	3,250	2.37%
Short-term borrowings	27,834	17	0.25%	14,390	7	0.20%
Long-term borrowings and
subordinated debentures	209,255	2,027	3.93%	305,027	3,059	4.03%
Total interest bearing liabilities	1,181,914	4,811	1.65%	1,242,036	6,779	2.20%

Noninterest bearing liabilities
Demand deposits	92,926			87,000
Other liabilities	7,653			8,850
Total liabilities	1,282,493			1,337,886

Shareholders' equity - preferred	9,325			9,326
Shareholders' equity - common	100,089			95,300
Total liabilities and
shareholders' equity	$1,391,907			$1,442,512

NET INTEREST EARNINGS		$10,120			$10,432

NET INTEREST MARGIN			3.23%			3.20%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2013	3/31/2012	12/31/2012

Net income applicable to common shares - excluding
realized securities gains, gains/losses on sales of assets,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$2,217	$2,167	$2,424

Realized securities gains	42	1,165	103
Applicable income tax effect	(16)	(431)	(38)
Gain (loss) on sale of assets	(40)	(77)	(94)
Applicable income tax effect	15	28	35
Other-than-temporary impairment of securities	(54)	(229)	(76)
Applicable income tax effect	20	85	28
Write-downs foreclosed properties	(929)	(1,912)	(748)
Applicable income tax effect	344	707	277
	(618)	(663)	(513)
GAAP net income applicable to common shares	$1,599	$1,504	$1,911

Diluted earnings per common share - excluding realized
securities gains, gains/losses on sales of assets,
other-than-temporary impairment of securities and
write-downs of foreclosed properties	$0.26	$0.25	$0.28

Realized securities gains	-	0.12	0.01
Applicable income tax effect	-	(0.04)	-
Gain (loss) on sale of assets	-	(0.01)	(0.01)
Applicable income tax effect	-	-	-
Other-than-temporary impairment of securities	(0.01)	(0.02)	(0.01)
Applicable income tax effect	-	0.01	-
Write-downs of foreclosed properties	(0.10)	(0.20)	(0.08)
Applicable income tax effect	0.04	0.07	0.03
	(0.07)	(0.07)	(0.06)
GAAP diluted earnings per common share	$0.19	$0.18	$0.22

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended
Dollars in thousands	3/31/2013	3/31/2012	12/31/2012

Total revenue - excluding realized securities gains,
gains/losses on sales of assets, other-than-temporary
impairment of securities and write-downs of
foreclosed properties	$12,518	$12,773	$12,714

Realized securities gains	42	1,165	103
Gain (loss) on sale of assets	(40)	(77)	(94)
Other-than-temporary impairment of securities	(54)	(229)	(76)
Write-downs of foreclosed properties	(929)	(1,912)	(748)
	(981)	(1,053)	(815)
GAAP total revenue	$11,537	$11,720	$11,899

Total noninterest income - excluding realized securities
gains, gains/losses on sales of assets, other-than-
temporary impairment of securities and write-downs
of foreclosed properties	$2,760	$2,755	$2,818

Realized securities gains	42	1,165	103
Gain (loss) on sale of assets	(40)	(77)	(94)
Other-than-temporary impairment of securities	(54)	(229)	(76)
Write-downs of foreclosed properties	(929)	(1,912)	(748)
	(981)	(1,053)	(815)
GAAP total noninterest income	$1,779	$1,702	$2,003